                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            INTERVISUAL BOOKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 25, 1997

TO THE SHAREHOLDERS OF INTERVISUAL BOOKS, INC.:

     The Annual Meeting of Shareholders of Intervisual Books, Inc. (the "Company") will be held on Wednesday, June 25, 1997, at 10:00 A.M., Pacific Daylight Savings Time, at the Company's corporate headquarters, located at 2716 Ocean Park, Suite 2020, Santa Monica, California 90405, for the following purposes:

          1. To elect five directors to serve until the next annual meeting of shareholders and until their successors are chosen;

          2. To adopt an amendment to the Company's Bylaws to approve loans to officers;

          3. To ratify the selection of BDO Seidman, LLP as independent auditors of the Company for 1997; and

          4. To transact such other business as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on May 23, 1997 shall be entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     A proxy solicited by the Company's Board of Directors, together with a Proxy Statement and a copy of the Company's 1996 Annual Report are enclosed herewith. Please sign, date and return the proxy promptly in the enclosed reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                          By Order of the Board of Directors

                                          GAIL A. THORNHILL
                                          Secretary

Santa Monica, California
May 30, 1997

                             YOUR VOTE IS IMPORTANT

     WHETHER YOU OWN A FEW OR MANY SHARES OF STOCK AND WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY PROMPTLY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

                                                                PRELIMINARY COPY

                            INTERVISUAL BOOKS, INC.
                     2716 OCEAN PARK BOULEVARD, SUITE 2020
                         SANTA MONICA, CALIFORNIA 90405

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Intervisual Books, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on June 25, 1997, and any adjournment(s) thereof. Shareholders of record as of the close of business on May 23, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date the Company had 4,782,798 shares of Common Stock, no par value (the "Common Stock"), outstanding and entitled to vote at the meeting.

     Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock. The costs of soliciting proxies related to the Annual Meeting, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

     Proxies are first being mailed to shareholders on May 30, 1997. Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2 and 3, and in the proxyholders' discretion with respect to matters incident to the conduct of the meeting or which might otherwise properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Company. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast", except in the case of Proposal 2 where abstention and "broker non-votes" will be treated as "no" votes. Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees for the Board of Directors and the proposals, as indicated in the accompanying proxy card.

     Each share of common stock is entitled to one vote on all matters voted on at the meeting and, in the election of directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or to distribute his or her votes on the same principle among as many nominees as he or she desires, and the nominees receiving the highest number of votes, up to the number of directors to be elected, shall be elected. This right to cumulate votes will exist only if the candidate's name has been placed in nomination prior to the voting and any shareholder gives notice of that shareholder's intention to cumulate his or her votes at the meeting prior to the voting.

                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning beneficial ownership of the Common Stock of the Company by any person who is known by the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, by each director of the Company, each nominee for election as a director, each executive officer named in the Summary Compensation Table, and by all current directors and officers as a group. Except as otherwise noted, the following shareholders have sole voting and investment power with respect to the shares except to the extent that authority is shared by spouses under applicable law.

                                                                AMOUNT AND NATURE
                                                                  OF BENEFICIAL       PERCENT
                               NAME                              OWNERSHIP(1)(2)      OF CLASS
    ----------------------------------------------------------  -----------------     --------
    Waldo H. Hunt/The Hunt Family Trust(3)....................      2,539,917           53.1
      2850 Ocean Park Blvd. #225
      Santa Monica, CA 90405
    The Robertson Stephens Orphan Fund........................        332,550(4)         7.0
      555 California Street, Suite 2600
      San Francisco, CA 94104
    John J. McNaughton........................................         33,500              *
    Charles E. Gates(5).......................................         32,500              *
    Gordon Hearne.............................................         10,000              *
    Peter Seymour.............................................         19,591              *
    Nathan N. Sheinman........................................              0             --
    Debra Kosaka(6)...........................................              0             --
    All directors and officers as a group (7 persons).........      2,650,425           54.6

---------------

 *  Less than 1%

(1) Unless otherwise indicated in the following footnotes, all such information is as of May 23, 1997. Information relating to beneficial ownership of shares of Common Stock is based upon the rules set forth under the Securities Exchange Act of 1934 (the "Exchange Act"). Under such rules, more than one person may be deemed to be a beneficial owner of the same securities.

(2) Includes the following number of shares of Common Stock that may be purchased upon the exercise of options granted by the Company which are exercisable on May 23, 1997 or within 60 days thereafter: Mr. McNaughton, 32,500; Mr. Hearne, 10,000; Mr. Seymour, 10,000; and all directors and executive officers as a group, 67,417.

(3) All such shares are owned of record by Waldo H. Hunt and Patricia E. Hunt, Trustees of The Hunt Family Trust UTA May 30, 1980 (the "Hunt Trust"), of which both Trustees have shared voting and investment power.

(4) Based on an amendment to Schedule 13D, dated April 3, 1995, filed with the Securities and Exchange Commission by The Robertson Stephens Orphan Fund, a California Limited Partnership (the "Partnership") and related parties, including Robertson Stephens & Co. L.P. and Bayview Investors, Ltd. The Partnership and related entities have sole voting and dispositive power over such shares.

(5) Mr. Gates resigned from the Company effective as of November 15, 1996.

(6) Ms. Kosaka resigned from the Company effective as of October 18, 1996.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     A board of five directors is to be elected at the meeting. Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES

     The following information has been furnished by the respective nominees for election as directors.

                                                                          DIRECTOR
     NAME OF NOMINEE       AGE             PRINCIPAL OCCUPATION            SINCE
-------------------------  ---     -------------------------------------  --------
Waldo H. Hunt............   76     Chairman of the Board, Chief             1975
                                   Executive
                                   Officer and Director
Nathan N. Sheinman.......   47     President, Chief Operating Officer,      1997
                                   and Director
Gordon Hearne............   73     Director                                 1996
John J. McNaughton.......   75     Director                                 1991
Peter Seymour............   64     Director                                 1996

     Waldo H. Hunt has been a director and the Chairman of the Board of the Company since its organization in 1975. In November 1996, he assumed the additional role of Chief Executive Officer. From 1994 through December 1996, Mr. Hunt also served as Chairman of The Hunt Group, a company founded by Mr. Hunt (the "Hunt Group"). Mr. Hunt is the founder of the Company and is considered by many to be the father of the modern-day pop-up industry.

     Nathan N. Sheinman become President and Chief Operating Officer of the Company in January 27, 1997. Mr. Sheinman joined the Board in March 1997. Prior to joining the Company, Mr. Sheinman was employed by Penguin USA serving as Senior Vice President of Special Sales, Publisher of Looney Tunes books and co-publisher of Penguin USA's Packaging Division from March 1990 to December 1996. From 1986 to February 1990, Mr. Sheinman was Vice President Sales/Special Markets and Vice President Marketing and Director of Sales, Special Markets for Penguin Books Canada.

     Gordon Hearne joined the Board in February 1996. Mr. Hearne is a principal of Hearne & Spector, an advertising agency formed in March 1995. Mr. Hearne was previously employed by the Company as director of its commercial division and later marketing director of the division from June 1985 to June 1991 when the commercial division was sold to R.R. Donnelley. After such sale, he continued as a consultant to an affiliate of R.R. Donnelley until February 1995.

     John J. McNaughton has been a director of the Company since September 1991. Mr. McNaughton is a member of the Board of Directors of National Education Corporation ("NEC"), a company he founded in 1954. From 1954 to 1984, Mr. McNaughton was the Chief Executive Officer and from 1954 to 1988 was the Chairman of the Board of NEC.

     Peter Seymour became director of the Company in February of 1996. He was the Company's Vice President and Editorial Director from January 1991 until his retirement in June 1995. Mr. Seymour had been employed by the Company since October 1988 as Editorial Director; and from 1980 to October 1988, he was a consultant and free-lance editor for the Company.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met 12 times during 1996 to consider matters related to the Company's business. The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. The Company does not presently have a Nomination Committee. Each director attended more than seventy-five (75%) of the aggregate of the total number of meetings of the Board and the committees on which he is a member during 1996.

     The Audit Committee reviews significant financial and accounting issues and the services performed by and the reports of, the Company's independent auditors and makes recommendations to the Board with respect to these and related matters. Members of the Audit Committee, which did not meet in 1996, are Messrs. McNaughton and Seymour.

     The Compensation Committee makes decisions as to the compensation and benefits of the Company's officers and key employees. The Compensation Committee met twice during 1996. The members of the committee are Messrs. Hearne and McNaughton.

     The Strategic Planning Committee is empowered to review and evaluate the strategic direction of the Company including possible acquisitions, mergers and other significant transactions and to report back to the entire Board of Directors. Members of the Strategic Planning Committee, which did not meet in 1996, are Messrs. Hunt, Seymour and Hearne.

                     COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth in the prescribed format the compensation paid to all persons serving as the Company's Chief Executive Officer and the other executive officers of the Company which received total annual salary and bonus in excess of $100,000 for services rendered in all capacities during the Company's last completed fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                             COMPENSATION
                                               ANNUAL COMPENSATION           ------------
                                        ---------------------------------     SECURITIES
                                                             OTHER ANNUAL     UNDERLYING      ALL OTHER
          NAME AND                      SALARY     BONUS     COMPENSATION      OPTIONS       COMPENSATION
     PRINCIPAL POSITION         YEAR      ($)       ($)         ($)(1)           (#)            ($)(2)
-----------------------------   ----    -------    ------    ------------    ------------    ------------
Waldo H. Hunt(3).............   1996          1         0            0               0                0
  CEO/President                 1995          1         0            0               0                0
                                1994    136,149    60,000            0               0            7,903
Charles E. Gates(4)..........   1996    219,911         0       18,366                          563,113
  CEO/President                 1995    244,007         0            0               0           93,947
                                1994    244,007         0            0               0           94,067
Debra Kosaka(5)..............   1996     89,959         0       11,560           5,000           23,784
  Vice President, Marketing     1995    102,367         0       10,897          25,000            6,796
  and Sales                     1994         --        --           --              --               --

---------------

(1) The amount disclosed includes payment for accrued and unused vacation to Mr. Gates and Ms. Kosaka.

(2) The amounts disclosed in this column include (i) $84,947 as the dollar value of insurance premiums paid by the Company with respect to split dollar life insurance for the benefit of Mr. Gates in 1996, (ii) $250,000 payment to Mr. Gates pursuant to his severance agreement with the Company, (iii) $223,416 paid or accrued in consulting fees to Mr. Gates subsequent to his termination, and (iv) $20,833 paid in consulting fees to Ms. Kosaka subsequent to her termination. All other amounts for 1996 represent contributions made by the Company to the Company's 401(k) plan.

(3) Mr. Hunt assumed the role of President and CEO upon Mr. Gates' resignation in November 1996.

(4) Mr. Gates' employment with the Company ceased on November 15, 1996. In connection with his severance from the Company, Mr. Gates agreed to provide consulting services through December 31, 2001. See "Agreements -- Severance Agreements."

(5) Ms. Kosaka was an executive officer of the Company since January 1995, and accordingly no executive compensation is reported for 1994. Ms. Kosaka's employment with the Company ceased on October 18, 1996. In connection with her resignation from the Company, the Company agreed to pay Ms. Kosaka severance of $10,417 per month through October 1997.

STOCK OPTIONS

     The following tables set forth certain information in the prescribed formats with respect to options granted and exercised under the Company's various stock option plans during the last fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                  NUMBER OF                                               ANNUAL RATES OF
                                  SECURITIES    % OF TOTAL                                     STOCK
                                  UNDERLYING  OPTIONS GRANTED                            PRICE APPRECIATION
                                   OPTIONS    TO EMPLOYEES IN   EXERCISE                 FOR OPTION TERM(1)
                                   GRANTED      FISCAL YEAR      PRICE     EXPIRATION   --------------------
              NAME                 (#)(1)           (%)           ($)         DATE        5%           10%
--------------------------------  ---------   ---------------   --------   ----------   ------       -------
Waldo H. Hunt...................        0           n/a             n/a        n/a         n/a           n/a
Charles E. Gates................        0           n/a             n/a        n/a         n/a           n/a
Debra Kosaka....................    5,000           3.4%         $ 2.00       2006      $5,110       $12,949

---------------

(1) The options are exercisable starting 12 months after the grant date, with 33 1/3 percent of the shares covered thereby becoming exercisable at that time and with an additional 33 1/3 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The applicable option plan grants discretionary power to change or modify the terms of the option grants.

(2) Potential realizable value is based on an assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. Such amounts are based on the assumption that the named persons hold the options for their full term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission (the "SEC") and do not reflect the Company's estimate of future stock price growth.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING          VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                               SHARES                          AT FY-END               AT FY-END(1)
                              ACQUIRED        VALUE       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                             ON EXERCISE     REALIZED     --------------------     --------------------
           NAME                  (#)           ($)         (#)           (#)        ($)           ($)
---------------------------  -----------     --------     ------        ------     ------        ------
Waldo H. Hunt..............      None           n/a            0             0       0             0
Charles E. Gates...........      None           n/a            0             0       0             0
Debra Kosaka...............      None           n/a       23,333        21,667       0             0

---------------

(1) The amounts in this column are calculated using the difference between the closing market price of the Common Stock at the Company's 1996 fiscal year-end and the option exercise prices.

AGREEMENTS

     Employment Agreements. In January 1997, the Company entered into a three-year Employment Agreement with Mr. Sheinman employing Mr. Sheinman as the Company's President and Chief Operating Officer. Under his agreement, Mr. Sheinman is to receive an initial annual salary of $250,000, an automobile allowance, relocation assistance and certain other benefits. The Company also agreed to co-sign a home loan of up to $250,000 for Mr. Sheinman. See "Proposal 2 -- Proposal to Adopt an Amendment to the Company's Bylaws to Approve Loans to Officers." In connection with his joining the Company, Mr. Sheinman was granted options to purchase a total of 300,000 shares of the Company's common stock at an exercise price of $1.375 per share (which price equalled the fair market value of the Company's common stock on the date of grant). The options vest in increments over a three-year period.

     In January 1997, the Company also entered into a three-year Employment Agreement with Neil Stuart employing Mr. Stuart as the Company's Executive Vice President and Creative Director. Under his agreement, Mr. Stuart is to receive an initial annual salary of $175,000 per year, an automobile allowance, relocation assistance and certain other benefits. The Company also agreed to guarantee a home loan of up to $75,000 for Mr. Stuart. See "Proposal
2 -- Proposal to Adopt an Amendment to the Company's Bylaws to Approve Loans to Officers." In connection with his joining the Company, Mr. Stuart was granted options to purchase a total of 125,000 shares of the Company's common stock at an exercise price of $1.375 per share (which price equalled the fair market value of the Company's common stock on the date of grant). The options vest in increments over a three-year period.

     In January 1997, the Company entered into an Employment Agreement with Laurie Sale employing Ms. Sale as the Company's Vice president, Publishing Operations, for an initial term of two years at an initial salary of $100,000.

     Hunt Agreement. In May 1994, the Company and Mr. Hunt entered into an agreement whereby Mr. Hunt was to be paid $1 per year and was to be deemed a Company employee entitling Mr. Hunt to continue to receive health insurance benefits for himself and his dependents. In connection with the agreement, the Company agreed to subsidize the Hunt Group and to pay the Hunt Group royalties. See "Certain Relationships and Related Transactions" below.

     Severance Agreements. Until his resignation in November 1996, the Company employed Mr. Gates as its President and Chief Executive Officer pursuant to an Employment Agreement. In connection with Mr. Gates' cessation of employment with the Company, Mr. Gates and the Company entered into a severance agreement whereby options held by Mr. Gates from the Company and the Hunt Family Trust were cancelled, certain insurance arrangements terminated, Mr. Gates was paid $250,000 and Mr. Gates agreed to provide consulting services to the Company through December 31, 2001. In exchange for such services, the Company agreed to pay Mr. Gates consulting fees of $12,500 per month through December 31, 1999 and $10,000 per month commencing January 1, 2000 and continuing through December 31, 2001.

     Until her cessation of employment in October 1996, Ms. Kosaka was employed as the Company's Vice President, Marketing and Sales pursuant to an Employment Agreement. In connection with Ms. Kosaka's cessation of employment, the Company agreed to pay Ms. Kosaka severance of $10,417 per month through October, 1997.

DIRECTOR COMPENSATION

     Each director who is not an employee receives a $5,000 annual retainer, $1,000 for each Board meeting attended in person, $500 for each meeting of a committee of the Board which is separate from a Board meeting attended in person, and $250 for each Board or Committee meeting attended by telephone. Fees for attending executive committee meetings were $3,000 per meeting during 1996. Under the Company's Non-employee Director Stock Option Plan, non-employee directors receive an initial option grant to purchase 30,000 shares of common stock when such person is first elected or appointed as a Company director and thereafter, on the date of each annual meeting of the Company's shareholders, an additional grant to purchase 2,500 shares of common stock (other than to directors who receive an initial grant during the calendar year in which the annual meeting is held), provided that such non-employee director continues in office after the annual meeting. In November 1996, options to purchase 25,000 shares of the Company's common stock previously granted from the 1991 and 1993 Non-qualified Stock Option Plans to Mr. McNaughton were cancelled and regranted with an exercise price of $1.375 per share, which price was equal to the closing price of the Company's common stock on the date of grant. In 1996, consulting fees of $3,000 were paid to Mr. McNaughton and approximately $17,000 in consulting fees were paid to a former director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1994, the Company and Mr. Hunt entered into a letter agreement pursuant to which Mr. Hunt formed the Hunt Group. Under the agreement, the Company has a right of first refusal on products developed by Mr. Hunt or the Hunt Group. The Hunt Group is to receive a commission on sales of such products. If the

Company declines a product, the Hunt Group is free to develop the product itself at the Hunt Group's own expense. In this event, the Company is entitled to a royalty on the sale of the product by the Hunt Group. Under this agreement, the Company agreed to subsidize the Hunt Group $400,000 in each of 1995 and 1996. As of December 31, 1996, the Company had paid $247,000 to the Hunt Group as advances against royalties.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Although the Company has a Compensation Committee, in 1996 decisions on executive compensation for the Company were made by the Board of Directors. As of December 31, 1996, the Board was composed of Messrs. Hunt, Hearne, McNaughton and Seymour. Mr. Sheinman joined the Board in March 1997.

EXECUTIVE COMPENSATION PHILOSOPHY

     In designing its compensation programs, the Board of Directors believes that compensation should reflect the value created for shareholders while supporting the business strategies and long-range plans of the Company. The Board reviews and determines the compensation of the executive officers of the Company with this philosophy on compensation as its basis. The Board of Directors also takes into account individual performance, performance of the operations directed by such individual, and the overall corporate performance of the Company.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation is based on the following components:

          Base Salary. Base salary is intended to be set at a level which is competitive to amounts paid to executive officers of similar business structure, size and marketplace orientation.

          Annual Incentives and Bonuses. Annual bonuses are granted upon the achievement by the executive officers of annual financial criteria and specific performance goals. Based upon the Company's revenues and net income for 1996, no bonuses were awarded to any Company employee for the Company's 1996 fiscal year.

          Stock Options. Executive officers are eligible to receive grants of stock options pursuant to the Company's 1991 and 1993 Incentive Stock Option Plans and the Company's 1991 and 1993 Non-Qualified Stock Option Plans. The awards are intended to retain key employees and motivate such employees to improve long-term stock market performance. Awards are granted at the fair market value of the underlying common stock at the date of grant. Stock options vest in installments as determined by the Board of Directors or Compensation Committee.

     In light of the fact that the Company did not pay any annual incentive payments or bonuses based upon the Company's 1996 fiscal year and in an effort to align the interests of the Company's employees with the interests of the Company's shareholders by affording such employees the opportunity of realizing the potential financial benefit if their efforts result in stock price appreciation, the Compensation Committee together with the Company's Board of Directors granted stock options to purchase an aggregate of 234,250 shares of Common Stock to 45 different employees and outside consultants. In addition, in 1996 options to purchase 226,250 shares of the Company's common stock previously granted under the Company's stock option plans were surrendered by the optionees and cancelled by the Company and replaced with options with an exercise price of $1.375 per share, which price was equal to the closing price of the Company's common stock on the date of grant. No options were granted to Messrs. Gates or Hunt.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Until his resignation from the Company in November 1996, Mr. Gates was employed pursuant to an Employment Agreement with the Company. In connection with Mr. Gates' cessation of employment with the Company, Mr. Gates and the Company entered into a severance arrangement.

     In November 1996, Mr. Hunt assumed the role of President and CEO during which time Mr. Hunt received a salary of $1.00. The Company is in the process of negotiating with Mr. Hunt an employment agreement pursuant to which Mr. Hunt will be employed as the Company's Chairman of the Board and Chief Executive Officer at an estimated annual salary of $240,000, plus certain other benefits and payments.

OTHER MATTERS

     The Omnibus Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Internal Revenue Code Section 162(m) ("Code Section 162(m)"). In general, the Company does not believe the compensation payable to the Company's senior officers will exceed $1,000,000, however, the Company will continue to evaluate the requirements of the Code
Section 162(m) and seek to maximize the deductibility of senior officer compensation.

                                          Waldo H. Hunt
                                          Gordon Hearne
                                          John J. McNaughton
                                          Peter Seymour

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total return to shareholders for the Company, the NASDAQ Market Index and the Company's SIC Code (book publishing) for the Company's last five fiscal years.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG INTERVISUAL BOOKS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

      MEASUREMENT PERIOD          INTERVISUAL      INDUSTRY      NASDAQ MARKET
    (FISCAL YEAR COVERED)         BOOKS, INC.        INDEX           INDEX
1991                                       100             100             100
1992                                     77.78          127.60          100.98
1993                                     53.33          169.79          121.13
1994                                     42.22          202.31          127.17
1995                                     41.11          307.23          164.96
1996                                     28.89          319.18          204.98

---------------

The cumulative total return calculation assumes $100 invested on January 1, 1992 and dividend reinvestments. The graph above is calculated through the fiscal year ended December 31, 1996.

                                 PROPOSAL NO. 2

              PROPOSAL TO ADOPT AMENDMENT TO THE COMPANY'S BYLAWS
                          TO APPROVE LOANS TO OFFICERS

     The Company's Board of Directors has approved and authorized an amendment to the Company's Bylaws to allow the Company, upon approval of the Board of Directors, to make loans of money or property to, or guarantee the obligations of, officers of the Company, without further shareholder approval.

LOANS TO OFFICERS

     Section 315 of the California General Corporation Law (the "GCL") permits a corporation with 100 or more shareholders of record to make loans to, or guarantee the obligations of, a corporate officer, or implement an employee benefit plan authorizing such a loan or guarantee to an officer, upon approval by the corporation's Board of Directors alone after the Board determines that such a loan or guarantee or plan may reasonably be expected to benefit the corporation. Before the Company may act pursuant to this law, a Bylaw authorizing this action by the Board of Directors must be approved by the shareholders.

     Under the GCL, without this amendment to the Bylaws any such loan, guarantee or plan involving an officer of a corporation requires shareholder approval to be obtained in each case.

     It is proposed that the following provision be added to Article V of the Company's Bylaws:

          SECTION 11. Approval of Loans to Officers. The corporation may, upon the approval of the Board of Directors alone, guarantee the obligations of any officer of the corporation or its parent or subsidiary, whether or not a director, or adopt an employee benefit plan or plans authorizing such loans or guarantees provided that (i) the Board of Directors determines that such a loan or guarantee or plan may reasonably be expected to benefit the corporation, (ii) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California Corporations Code) on the date of approval by the Board of Directors, and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

     The amendment to the Bylaws will permit the Board of Directors, upon its approval alone, to authorize the execution of loans to, or the guarantee of the obligations of, officers of the Company without the delay and expense of having to seek the approval of the shareholders in each case. If the amendment is approved, the Board of Directors will have the power, without shareholder approval, to authorize such loans or guarantees, or to authorize and implement employee benefit plans providing for such loans or guarantees, after the Board has determined that such loans, guarantees or plans may reasonably be expected to benefit the Company. The Company believes that this Bylaw will give the Board powers that are consistent with those of many other public companies.

     Subject to the approval by the Company's shareholders of this proposed amendment, in connection with their respective employment agreements the Company agreed to co-sign a home loan for Mr. Sheinman and to provide a guarantee of a home loan for Mr. Stuart. Under Mr. Sheinman's arrangement, the Company agreed to co-sign a loan of up to $250,000 to permit Mr. Sheinman to purchase a permanent residence in Southern California. In the case of Mr. Stuart, the Company agreed to guarantee up to $75,000 of a home loan obtained by Mr. Stuart to purchase a permanent residence in Southern California. Both arrangements are subject to shareholder approval of this proposal. Messrs. Sheinman and Stuart agreed to obtain a release of the Company of its obligations upon the occurrence of certain events, including the termination of their employment and the sale of their homes on the east coast, but in no event after December 31, 1997 for Mr. Sheinman and three years from the date of the guarantee for Mr. Stuart. The Company took these actions to induce Mr. Sheinman and Mr. Stuart to relocate to Southern California and the Board of Directors believes such actions are reasonably likely to benefit the Company and are in the best interests of the Company.

     If the proposed amendment is not approved, loans or guarantees to officers will require approval of the Company's shareholders and the Company will not be able to make the anticipated loan to Mr. Sheinman and the anticipated guarantee on behalf of Mr. Stuart absent shareholder approval. Loans or guarantees to employees who are not officers or directors do not require shareholder approval under California law.

VOTE REQUIRED; BOARD RECOMMENDATION

     The affirmative vote of a majority of the outstanding shares of the Common Stock is required for the approval of this proposal to adopt an amendment to the Company's Bylaws to approve loans to officers. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 3

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1997, and proposes that the shareholders ratify this selection at the Annual Meeting. BDO Seidman, LLP also acted as independent auditors of the Company for 1996.

     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of BDO Seidman, LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and certain written representations, the Company believes that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Mr. Hunt filed an amendment in March 1997 to a Form 5 original filed in February 1992.

                 SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals by shareholders for presentation at the 1998 Annual Meeting must be received by the Company not later than January 30, 1998 in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to Gail A. Thornhill, Secretary, Intervisual Books, Inc., 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405.

                                          By order of the Board of Directors

                                          Gail A. Thornhill
                                          Secretary

May 30, 1997

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GAIL A. THORNHILL, SECRETARY OF THE COMPANY, AT 2716 OCEAN PARK BOULEVARD, SUITE 2020, SANTA MONICA, CALIFORNIA 90405.

PRELIMINARY COPY

PROXY                       INTERVISUAL BOOKS, INC.                        PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 25, 1997

    The undersigned hereby appoints Waldo H. Hunt and Nathan N. Sheinman and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the common stock as specified below at the Annual Meeting of Shareholders of Intervisual Books, Inc. to be held on June 25, 1997 at 10:00 a.m., Pacific Daylight Savings Time, at the Company's headquarters, located at 2716 Ocean Park Boulevard, Suite 2020, Santa Monica, California 90405, and at any adjournment(s) thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

    THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposals 2 and 3.

1.  ELECTION OF DIRECTORS               [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote
                                            (except as marked to the contrary       for all nominees listed below
                                            below)

Nominees: Waldo H. Hunt, Nathan N. Sheinman, Gordon Hearne, John J. McNaughton,
                                 Peter Seymour

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

                      (Continued and to be signed and dated on the reverse side)

========================
    Account Number                                                Common

2. Amendment to the Company's Bylaws to approve loans to officers.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

3. Ratification of selection of BDO Seidman, LLP as independent auditors of the Company.

                  [ ] FOR         [ ] AGAINST        [ ] ABSTAIN

                                                       Dated , 1997

                                                       -------------------------
                                                               Signature

                                                       -------------------------
                                                          Signature (if held
                                                               jointly)

                                                       NOTE: Please date and
                                                       sign this Proxy exactly
                                                       as name appears. When
                                                       signing as attorney,
                                                       trustee, administrator,
                                                       executor or guardian,
                                                       please give your title as
                                                       such. In the case of
                                                       joint tenants, each joint
                                                       owner must sign.

                                                       VOTES MUST BE INDICATED
                                                       (X) IN INK. [ ]

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.